SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Amarantus BioScience Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016

NOTICE OF SPECIAL MEETING

AND

PROXY STATEMENT

March 29, 2016

at 10:30 a.m Eastern Time

at

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 29, 2016

The Special Meeting of Stockholders (the “Special Meeting”) of Amarantus BioScience Holdings, Inc. (“Amarantus” or the “Company”) will be held at the offices of Sichenzia Ross Friedman Ference LLP at 61 Broadway, 32 nd Floor, New York, NY 10006, on Tuesday, March 29, 2016, at 10:30 a.m Eastern Time, to consider the following proposals:

1.	To approve an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 150,000,000 to 500,000,000;

2.	To act on such other matters as may properly come before the meeting or any adjournment thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE SPECIAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, the Board of Directors recommends a vote “FOR” the Proposals. The Company intends to mail this Proxy Statement and proxy card enclosed with this notice on or about March 3, 2016 to all stockholders entitled to vote at the Special Meeting. Only stockholders of record at the close of business on [*] will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the Special Meeting will be available at the principal office of the Company during usual business hours, for examination by any stockholder for any purpose germane to the Special Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Special Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. Alternatively, you may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed proxy card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on March 29, 2016. The Proxy Statement is available at: http://amarantusbioscienceholdingsinc.investorroom.com/.

By Order of the Board of Directors

/s/ Gerald E. Commissiong
Gerald E. Commissiong
President, CEO and Director

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

655 Montgomery Street, Suite 900

San Francisco, CA 94111

PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Amarantus BioScience Holdings, Inc. (“Amarantus”, the “Company”, “we”, “us” or “our”) to be voted at the Special Meeting of Stockholders (“Special Meeting”) which will be held at the offices of Sichenzia Ross Friedman Ference LLP at 61 Broadway, 32 nd Floor, New York, NY 10006, on Tuesday, March 29, 2016, at 10:30 a.m. Eastern Time, and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about February 29, 2016.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Special Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Special Meeting a written notice of revocation or a later-dated, properly executed proxy.  The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means.

RECORD DATE

Stockholders of record at the close of business on [*], will be entitled to receive notice of, attend and vote at the meeting.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving these materials?

The Company has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Special Meeting. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision.

What is included in these materials?

These materials include:

●	this Proxy Statement for the Special Meeting; and

●	the proxy card or vote instruction form for the Special Meeting

What is the proxy card?

The proxy card enables you to appoint Gerald E. Commissiong, our President and Chief Executive Officer, and Robert Farrell, our Chief Financial Officer, as your representatives at the Special Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Special Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting.

What is the purpose of the Special Meeting?

At our Special Meeting, stockholders will act upon the matters outlined in the Notice of Special Meeting on the cover page of this Proxy Statement, including approval of an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 150,000,000 to 500,000,000.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the majority of the total possible votes held by the holders of the common stock, Series C Convertible Preferred Stock, and Series E Convertible Preferred Stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. Holders of our Series H Preferred Stock do not have the right to vote on the matters outlined in the Notice of Special Meeting.

1

As of February 19, 2016, there are 29,924,661 shares of our common stock, 750,000 shares of Series C Convertible Preferred Stock, and 9,145.556 shares of Series E Convertible Preferred Stock issued and outstanding. Series C Convertible Preferred Stock entitles its holders to 1,500,000 votes in the aggregate, Series E Preferred Stock entitles its holders to 76,853,412 votes in the aggregate and one share of common stock entitles its holder to one vote per each common stock held. Thus, we anticipate that the presence of the holders of common stock, Series C Convertible Preferred Stock and Series E Convertible Preferred Stock representing at least 54,139,038 total votes will be required to establish a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on [*], your shares were registered directly in your name with our transfer agent, VStock Transfer, you are considered a stockholder of record with respect to those shares, and the Notice of Special Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us. Whether or not you plan to attend the Special Meeting, if you do not vote over the Internet or telephonically, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on [*], your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Special Meeting and Proxy Statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record.   If you are a stockholder of record, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.

●	By Telephone. You may vote by calling the toll free number found on the proxy card.

●	By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

●	In Person. You may attend and vote at the Special Meeting. The Company will give you a ballot when you arrive.

Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed proxy card.

●	By Telephone. You may vote by proxy by calling the toll free number found on the vote instruction form.

●	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.

●	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Special Meeting, you must obtain a legal proxy from the organization that holds your shares.

Abstentions and broker non-votes

While the inspectors of election will treat shares represented by Proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and “broker non-votes” will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

2

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, the approval of the amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 150,000,000 to 500,000,000, is considered “routine” matters. Accordingly, brokers are entitled to vote uninstructed shares with respect to this proposal.

What happens if I do not give specific voting instructions?

Shareholders of Record.   If you are a stockholder of record and you:

●	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or

●	sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name.   If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, such as the approval of the amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 150,000,000 to 500,000,000.

What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote for approval of an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 150,000,000 to 500,000,000.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Dissenters’ Right of Appraisal

Holders of shares of our common stock, Series C Convertible Preferred Stock, Series E Convertible Preferred Stock and Series H Convertible Preferred Stock do not have appraisal rights under Nevada law or under the governing documents of the Company in connection with this solicitation.

How are Proxy materials delivered to households?

Only one copy of this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of this Proxy Statement upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our Proxy Statement at your residence, and would like to receive a separate copy of our Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Amarantus BioScience Holdings, Inc., 655 Montgomery Street, Suite 900, San Francisco, CA 94111; Attention: Corporate Secretary.

Interest of Officers and Directors in Matters to Be Acted Upon

None of our officers or directors has any interest in any of the matters to be acted upon at the Special Meeting.

How much stock is owned by 5% stockholders, directors, and executive officers?

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares known to be beneficially owned by all persons who own at least 5% of the Company’s outstanding common stock, the Company's directors and officers, and the directors and officers as a group as of February 19, 2016. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date. Except as otherwise notice, the address of each officer and director listed is c/o of the Company at 655 Montgomery Street, Suite 900, San Francisco, CA 94111.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership		Percent of class(1)
Current Executive Officers & Directors:
Common Stock	Gerald E. Commissiong	429,186	(2)	1.42%
Common Stock	Dr. John W. Commissiong	382,056	(3)	1.27%
Common Stock	Robert Farrell	44,603	(4)	0.15%
Common Stock	Marc Faerber	177,745	(5)	0.59%
Common Stock	Robert L. Harris	196,351	(6)	0.65%
Common Stock	Donald D. Huffman	15,756	(7)	0.05%
Common Stock	Dr. Joseph Rubinfeld	50,634	(8)	0.17%

Total of All Officers and Directors:		1,296,331		4.21%

(1) Based on29,924,661 shares of our common stock outstanding as of February 19, 2016.

(2) Includes: (i) 1,796 shares of common stock underlying an option to purchase shares at a price of $3.56 per share which are exercisable within the next 60 days; (ii) 323,750 shares of common stock which are issuable upon conversion of 971,250 shares of Series B Convertible Preferred stock; (iii) 2,333 shares of common stock which are issuable upon conversion of 350,000 shares of Series C Convertible Preferred stock; and (iv) 926 shares of common stock which are issuable upon exercise of outstanding warrants.

(3) Includes: (i) 12,058 shares underlying an option to purchase 877 and 13,125 shares at a price of $3.56 and $13.38 which are exercisable within the next 60 days; (ii) 232,500 shares of common stock which are issuable upon conversion of 697,500 shares of Series B Convertible Preferred stock; (iii) 1,333 shares of common stock which are issuable upon conversion of 200,000 shares of Series C Convertible Preferred Stock; and (iv) 926 shares of common stock which are issuable upon exercise of outstanding warrants.

(4) Includes: 42,381 shares underlying an option to purchase shares at a price of $11.625 which are exercisable within the next 60 days.

(5) Includes: (i) 6,667 shares underlying an option to purchase shares at a price of $18.525 which are exercisable within the next 60 days; (ii) 162,500 shares of common stock which are issuable upon conversion of 487,500 shares of Series B Convertible Preferred stock; and (iii) 1,333 shares of common stock issuable upon conversion of 200,000 shares of Series C Convertible Preferred stock.

(6) Includes: (i) 4.000 shares underlying an option to purchase shares at a price of $13.38 which are exercisable within the next 60 days; (ii) 43,750 shares of common stock which are issuable upon conversion of 131,250 shares of Series B Convertible Preferred stock; (iii) 926 shares of common stock which are issuable upon exercise of outstanding warrants; and (iv) 9,063 shares which are owned by Mr. Harris’ spouse.

(7) Includes: 15,750 shares of common stock underlying an options to purchase 1,725 and 13,977 shares, at a price of $21.90 and $12.30 per share respectively, within the next 60 days.

(8) Includes: (i) 19,150shares underlying an options to purchase 6,667, and 15,756 shares, at a price of $7.50, and $12.30 per share respectively, which are exercisable within the next 60 days; and (ii) 1,389 shares of common stock which are issuable upon exercise of outstanding warrants.

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ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 150,,000,000 TO 500,,000,000

Our Board of Directors has approved, subject to shareholder approval, an amendment to our Articles of Incorporation (the “Common Shares Increase Amendment”) to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 500,000,000.

On February 19, 2016 pursuant to that certain Securities Purchase Agreement, the Company sold $3,000,000 of its 12% Series H Preferred Stock to an institutional investor. The investor agreed to purchase up to an additional $5,000,000 shares of the Company’s 12% Series H Preferred Stock, provided certain conditions are met, including the approval and adoption of an increase in the Company’s authorized common stock to 500,000,000. The increase in the authorized common stock would allow the Company to have sufficient shares available to reserve for issuance upon conversion of the Series H Preferred Stock.

If the Common Shares Increase Amendment is approved by our shareholders at the Special Meeting, we intend to file the Common Shares Increase Amendment with the Secretary of State of Nevada, substantially in the form of Appendix A hereto as soon as practicable following the Special Meeting. The increase in authorized shares of common stock under the Common Shares Increase Amendment will be effective upon filing with the Secretary of State of Nevada.

Outstanding Shares and Purpose of the Proposal

Our Articles of Incorporation currently authorizes us to issue a maximum of 150,000,000 shares of common stock, par value $0.001 per share, and 500,000,000 shares of preferred stock, $0.001 par value per share. Our issued and outstanding securities, as of February 19, 2016, on a fully diluted basis, are as follows:

Outstanding Shares and Purpose of the Proposal

Our Articles of Incorporation currently authorizes us to issue a maximum of 150,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. Our issued and outstanding securities, as of February 19, 2016, on a fully diluted basis, are as follows:

●	29,924,661 shares of common stock;

●	750,000 shares of Series C Convertible Preferred Stock convertible into 5,000 shares of common stock;

●	9,145.556 shares of Series E Convertible Preferred Stock convertible into 76,853,412 shares of common stock;

●	4,412.639 shares of Series H Convertible Preferred Stock convertible into 33,658,574 shares of common stock;

●	$3,055,556 12% Senior Secured Convertible Promissory Note convertible into 1,208,222 shares of common stock;

●	$2,096,000 12% Senior Secured Convertible Promissory Note convertible into 838,400 shares of common stock;

●	Warrants to purchase an aggregate of 6,559,900 shares of common stock at an exercise price of $2.00;

●	Warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $0.01;

●	Warrants to purchase an aggregate of 301,891 shares of common stock, with a weighted average exercise price of $17.92 per share;

●	Options to purchase 104,413 shares of common stock 2008 Stock Plan at a weighted average exercise price of $11.00 per share;

●	Options to purchase 464,056 shares of common stock 2014 Stock Plan at a weighted average exercise price of $12.00 per share; and

●	Options to purchase 829,167 shares of Series B Convertible Preferred Stock at a weighted average exercise price of $1.84 per share. Shares and weighted exercise price are reflected on an as converted basis post reverse split of 150 to 1.

The Board believes that the increase in authorized shares of common stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock-based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

5

At present, other than in connection with the possible conversion or exercise of securities convertible or exercisable into common stock, as set forth above (each at the option of their respective holders), the Board of Directors has no other plans to issue the additional shares of common stock to be authorized by the Common Shares Increase Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further shareholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other market on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of common stock that will become available pursuant to the Common Shares Increase Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the proposal to increase the authorized common stock has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that the Common Shares Increase Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which shareholders of the Company might otherwise receive a premium for their shares over then current market prices. However, the Board of Directors has a fiduciary duty to act in the best interests of the Company's shareholders at all times.

Required Vote

Approval of the Common Shares Increase Amendment requires the receipt of the affirmative vote of a majority of the total possible votes represented by the Company's common stock, Series C Convertible Preferred Stock, and Series E Convertible Preferred Stock issued and outstanding as of the record date.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 150,000,000 TO 500,000,000.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Special Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 may be obtained without charge by writing to the Corporate Secretary, Amarantus BioScience Holdings, Inc., 655 Montgomery Street, Suite 900, San Francisco, CA 94111. Our Annual Report on Form 10-K can also be found on our website: www.amarantus.com.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means.

By Order of the Board of Directors,

/s/ Gerald E. Commissiong
Gerald E. Commissiong
President, Chief Executive Officer and Director

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Appendix A

Form of Common Shares Increase Amendment

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

1. Name of corporation:

Amarantus BioScience Holdings Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The first paragraph of Article IV is hereby amended in its entirety to read as follows:

The total number of shares of capital stock that the Corporation shall have the authority to issue is Five Hundred and Ten Million (500,000,000) shares consisting of Five Hundred Million (500,000,000) shares of common stock with a par value of $0.001 per share and Ten Million (10,000,000) shares of preferred stock having a par value of $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: More than 50%

4. Effective date of filing (optional):

5. Signature:

A-1